    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1997
                                                    REGISTRATION NO. 333-28411

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ---------

                               AMENDMENT NO. 4
                                      TO
                                   FORM S-1


                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                                   ---------
                           DECISIONONE CORPORATION
            (Exact name of registrant as specified in its charter)

               DELAWARE                                   7378                             23-2328680
   (State or other jurisdiction of     (Primary Standard Industrial Classification      (I.R.S. Employer
   incorporation or organization)                     Code Number)                     Identification No.)
                                           50 EAST SWEDESFORD ROAD
                                          FRAZER, PENNSYLVANIA 19355
                                                (610) 296-6000
                  (Address and telephone number of registrant's principal executive offices)

                                               KENNETH DRAEGER
                                           DECISIONONE CORPORATION
                                           50 EAST SWEDESFORD ROAD
                                          FRAZER, PENNSYLVANIA 19355
                                                (610) 296-6000
                          (Name, address and telephone number of agent for service)

                                   ---------
                                  Copies to:

   RICHARD D. TRUESDELL, ESQ.                      MARC D. JAFFE, ESQ.
      DAVIS POLK & WARDWELL                         LATHAM & WATKINS
      450 LEXINGTON AVENUE                          885 THIRD AVENUE
    NEW YORK, NEW YORK 10017                    NEW YORK, NEW YORK 10022
         (212) 450-4000                              (212) 906-1200
                                   ---------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                              EXPLANITORY NOTE

   This Amendment No. 4 is being filed solely to file certain exhibits to this Registration Statement.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts, are estimated (except for the Securities and Exchange Commission ("SEC") registration and National Association of Securities Dealers ("NASD") filing fees, which are the actual amounts) as follows:


SEC registration fee ................   $45,454.55
NASD filing fee .....................    15,500.00
Blue Sky fees and expenses ..........    25,000.00
Accounting fees and expenses  .......   150,000.00
Legal fees and expenses .............   150,000.00
Printing and engraving expenses  ....   200,000.00
Trustee fees and expenses ...........    10,000.00
Miscellaneous .......................   104,045.45
                                     --------------
  Total..............................  $700,000.00
                                     ==============



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance of behalf of any such director, officer, employee or agent.

   The Company's Amended and Restated Certificate of Incorporation makes mandatory indemnification expressly authorized under the DGCL for directors of the Company. With respect to officers of the Company, the Company's Amended and Restated Certificate of Incorporation provides indemnification to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware law.

   The Company's Amended and Restated Certificate of Incorporation and By-laws are being amended to provide as set forth above, and will be filed by amendment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS.


 EXHIBIT NO.                                         DESCRIPTION
 -----------                                        -------------
     1.1**   Form of Underwriting Agreement between Donaldson, Lufkin & Jenrette Securities Corporation,
             Inc., and the Company with respect to the   % Senior Subordinated Notes due 2007.
     3.1**   Amended and Restated Certificate of Incorporation of the Company, as amended.
     3.2**   Amended and Restated Bylaws of the Company.
     4.1**   Specimen of the Company's   % Senior Subordinated Notes due 2007 (included in Exhibit 4.2).

                                      II-1


EXHIBIT NO.                                          DESCRIPTION
-----------                                         -------------
     4.2**  Form of Senior Subordinated Note Indenture.
     4.3**  Form of Credit Agreement dated as of     , 1997 by and among the Company and DLJ Capital
            Funding, Inc.
     4.4**  Form of Qualified Independent Underwriter Agreement.
     5.1*   Form of Opinion of Davis Polk & Wardwell.
    10.1    Stock Option and Restricted Stock Purchase Plan, as amended and restated. (3)
    10.2    Form of Incentive Stock Option Agreement. (1)
    10.3    Incentive Stock Option Agreement, dated June 1, 1993, with Kenneth Draeger. (1)
    10.4    Incentive Stock Option Agreement, dated August 1, 1993, with Kenneth Draeger. (1)
    10.5    Incentive Stock Option Agreement, dated February 1, 1994, with Kenneth Draeger. (1)
    10.6    Employment Agreement with Kenneth Draeger. (1)
    10.7    Employment Letter with Stephen J. Felice. (1)
    10.8    Lease for Frazer, Pennsylvania executive offices (East). (1)
    10.9    Lease for Frazer, Pennsylvania executive offices (West). (1)
    10.10   Lease for Malvern, Pennsylvania depot and call center. (1)
    10.11   Lease for Bloomington, Minnesota call center. (2)
    10.12   Lease for Hayward, California depot. (2)
    10.13   Lease for Northborough, Massachusetts depot. (2)
    10.14   Revolving Credit Agreement, dated as of April 26, 1996, among DecisionOne Holdings Corp.,
            DecisionOne Corporation and The First National Bank of Boston et al. (3)
    10.15   Employment Agreement with Thomas J. Fitzpatrick. (3)
    10.16   Employment Letter with James J. Greenwell. (1)
    10.17   Employment Letter with Joseph S. Giordano. (2)
    10.18   Employment Agreement with Thomas M. Molchan. (4)
    10.19   Employment Agreement with Dwight T. Wilson. (4)
    10.20   Employment Letter with R. Peter Zimmermann. (1)
    10.21** Form of Tax Sharing Agreement.
    12.1    Statement Regarding Computation of Ratios. (5)
    21.1    Subsidiaries of the Registrant. (5)
    23.1    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
    23.2**  Consent of Deloitte & Touche LLP.
    23.3**  Consent of Peter T. Grauer
    23.4**  Consent of Kirk B. Wortman
    24.1    Power of Attorney. (5)
    25.1**  Statement of the Eligibility of Trustee on Form T-1 (bound separately).

------------
*       Filed herewith.
**      Previously filed.

(1) Filed as an Exhibit to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on February 9, 1996.
(2) Filed as an Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on March 14, 1996.
(3) Filed as an Exhibit to the 10-K filed by DecisionOne Holdings Corp. with the Securities and Exchange Commission on September 30, 1996.
(4) Filed as an Exhibit to the 10-Q filed by DecisionOne Holdings Corp. with the Securities and Exchange Commission on May 15, 1997.
(5) Previously filed as an Exhibit to the Registration Statement No. 333-28411 on Form S-1 filed with the Securities and Exchange Commission on June 3, 1997.


(b) FINANCIAL STATEMENT SCHEDULES

   Financial Statement Schedules of DecisionOne Corporation and subsidiaries as of June 30, 1994, 1995 and 1996, and March 31, 1997 (unaudited) and for the years ended June 30, 1994, 1995 and 1996 and the nine months ended March 31, 1997 (unaudited):

            I. Condensed Financial Information of Registrant

           II.1 Valuation and Qualifying Accounts

       Financial Statement Schedule of DecisionOne Corporation (formerly Bell Atlantic Business Systems Services, Inc.) and subsidiary as of December 31, 1993 and 1994 and October 20, 1995 and for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 to October 20, 1995:

           II.2 Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES




   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frazer, Pennsylvania on the 30th day of July, 1997.


                                          DecisionOne Corporation


                                          By: /s/ Kenneth Draeger
                                              -------------------------------
                                              Name: Kenneth Draeger
                                              Title:  Chairman, Chief
                                                      Executive Officer
                                                      and Director

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           SIGNATURE                                 TITLE                             DATE
           ---------                                 -----                            ------
      /s/ Kenneth Draeger
 ----------------------------- Chairman, Chief Executive Officer and Director       July 30, 1997
        Kenneth Draeger          (Principal Executive Officer)


   /s/ Thomas J. Fitzpatrick
 ----------------------------- Vice President and Chief Financial                   July 30, 1997
     Thomas J. Fitzpatrick       Officer (Principal Financial and
                                 Accounting Officer)


                               II-4

                                EXHIBIT INDEX



                                                                                                SEQUENTIALLY
                                                                                                  NUMBERED
 EXHIBIT NO.                                    DESCRIPTION                                         PAGE
 -----------                                   -------------                                  ----------------
     1.1**  Form of Underwriting Agreement between Donaldson, Lufkin & Jenrette Securities
            Corporation, Inc., and the Company with respect to the   % Senior Subordinated
            Notes due 2007.
     3.1**  Amended and Restated Certificate of Incorporation of the Company, as amended.
     3.2**  Amended and Restated Bylaws of the Company.
     4.1**  Specimen of the Company's   % Senior Subordinated Notes due 2007 (included in
            Exhibit 4.2).
     4.2**  Form of Senior Subordinated Note Indenture.
     4.3**  Form of Credit Agreement dated as of     , 1997 by and among the Company and DLJ
            Capital Funding, Inc.
     4.4**  Form of Qualified Independent Underwriter Agreement.
     5.1*   Form of Opinion of Davis Polk & Wardwell.
    10.1    Stock Option and Restricted Stock Purchase Plan, as amended and restated. (3)
    10.2    Form of Incentive Stock Option Agreement. (1)
    10.3    Incentive Stock Option Agreement, dated June 1, 1993, with Kenneth Draeger. (1)
    10.4    Incentive Stock Option Agreement, dated August 1, 1993, with Kenneth Draeger.
            (1)
    10.5    Incentive Stock Option Agreement, dated February 1, 1994, with Kenneth Draeger.
            (1)
    10.6    Employment Agreement with Kenneth Draeger. (1)
    10.7    Employment Letter with Stephen J. Felice. (1)
    10.8    Lease for Frazer, Pennsylvania executive offices (East). (1)
    10.9    Lease for Frazer, Pennsylvania executive offices (West). (1)
    10.10   Lease for Malvern, Pennsylvania depot and call center. (1)
    10.11   Lease for Bloomington, Minnesota call center. (2)
    10.12   Lease for Hayward, California depot. (2)
    10.13   Lease for Northborough, Massachusetts depot. (2)
    10.14   Revolving Credit Agreement, dated as of April 26, 1996, among DecisionOne
            Holdings Corp., DecisionOne Corporation and The First National Bank of Boston et
            al. (3)
    10.15   Employment Agreement with Thomas J. Fitzpatrick. (3)
    10.16   Employment Letter with James J. Greenwell. (1)
    10.17   Employment Letter with Joseph S. Giordano. (2)
    10.18   Employment Agreement with Thomas M. Molchan. (4)
    10.19   Employment Agreement with Dwight T. Wilson. (4)
    10.20   Employment Letter with R. Peter Zimmermann. (1)
    10.21*  Form of Tax Sharing Agreement.
    12.1    Statement Regarding Computation of Ratios. (5)
    21.1    Subsidiaries of the Registrant. (5)
    23.1    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
    23.2**  Consent of Deloitte & Touche LLP.
    23.3**  Consent of Peter T. Grauer
    23.4**  Consent of Kirk B. Wortman.
    24.1    Power of Attorney. (5)
    25.1**  Statement of the Eligibility of Trustee on Form T-1 (bound separately).

------------
*       Filed herewith.
**      Previously filed.

(1) Filed as an Exhibit to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on February 9, 1996.
(2) Filed as an Exhibit to Pre-Effective Amendment No. 1 to Registration Statement No. 333-1256 on Form S-1 filed with the Securities and Exchange Commission on March 14, 1996.
(3) Filed as an Exhibit to the 10-K filed by DecisionOne Holdings Corp. with the Securities and Exchange Commission on September 30, 1996.
(4) Filed as an Exhibit to the 10-Q filed by DecisionOne Holdings Corp. with the Securities and Exchange Commission on May 15, 1997.
(5) Previously filed as an Exhibit to the Registration Statement No. 333-28411 on Form S-1 filed with the Securities and Exchange Commission on June 3, 1997.